EXHIBIT 99.1


   TUMBLEWEED REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2006

 Company Delivers 24% Year-Over-Year Growth and Record Bookings and Revenues in
                                    Q4 2006;
  Transition to Higher Performance Appliance Platform Results in Q4 Inventory
                                     Charge


Redwood City, Calif., February 1, 2007 - Tumbleweed Communications Corp. (Nasdaq: TMWD), a leading provider of messaging security products, today reported financial results for its fourth quarter and full year ended December 31, 2006.

Tumbleweed reported record revenue of $62.0 million for the year ended December 31, 2006, an increase of 24% year-over-year, and non-GAAP net income of $2.2 million, or $0.04 per share, for the full year. GAAP net loss was $4.9 million, which included stock-based compensation expense of $4.6 million and $2.5 million for the amortization of intangible assets. These results include an expense of $933,000, or $(0.02) per share, recognized in the fourth quarter of 2006, for transition of the Company's hardware products to an improved appliance platform.

Cash and cash equivalents were $30.5 million at December 31, 2006 compared to $27.0 million a year ago.

"The results we delivered in 2006 demonstrate that the actions that we have taken to strengthen the company's business have been successful," said James P. Scullion, Chief Executive Officer of Tumbleweed. "We delivered our fourth consecutive year of revenue growth, record license revenue, our first full year of non-GAAP profitability and our ninth consecutive quarter of positive cash flow from operations."

"Leading global enterprises continue to select Tumbleweed's solutions because of our expertise in messaging security and the ease of use of our products - we are critical to their businesses. In 2006, we increased our customer base to more than 2,400 active accounts and count seven of the top 10 global financial institutions, nearly 50% of the Fortune 100 companies, and many leading healthcare providers and government agencies among our customers. I am very pleased with the momentum we built as we closed the year and believe we are in a strong position to leverage our success and leadership into 2007 and beyond," concluded Scullion.

Financial Results

Total revenue for the fourth quarter of 2006 was $16.7 million, an 11% increase from $15.1 million in the third quarter of 2006 and a 41% increase from $11.8 million in the fourth quarter of 2005. Product revenue for the fourth quarter of 2006 was $8.7 million, up 20% from $7.3 million in the third quarter of 2006 and up 94% from the fourth quarter of 2005. Service revenue for the fourth quarter of 2006 was $7.6 million, up from $7.5 million in the third quarter of 2006 and $7.0 million in the fourth quarter of 2005.

Tumbleweed reported a non-GAAP net loss for the fourth quarter of 2006 of $242,000, or $(0.00) per share, compared to non-GAAP net income of $172,000, or $0.00 per share, in the third quarter of 2006 and a non-GAAP net loss of $549,000, or $(0.01) per share, for the fourth quarter of 2005. Non-GAAP results exclude stock-based compensation expense of $840,000 in the fourth quarter of 2006, $1.1 million in the third quarter of 2006, and $62,000 in the fourth quarter of 2005, and the amortization of intangible assets in the amounts of $438,000 in each of third and fourth quarters of 2006 and $831,000 in the fourth quarter of 2005.

GAAP net loss for the fourth quarter of 2006 was $1.5 million, as compared to $1.4 million in both the third quarter of 2006 and the fourth quarter of 2005.

The fourth quarter and full year 2006 results included an expense of $933,000, or $(0.02) per share, for the estimated loss on inventory as a result of the Company's decision to transition its hardware products from a proprietary design to a standard product offering. This transition is expected to provide increased product performance and customer satisfaction while allowing the Company to focus on its core security software expertise.

Revenue for the year ended December 31, 2006 was $62.0 million, a 24% increase from $50.0 million for the previous year. Product revenue was $28.7 million in 2006, up 37% from $20.9 million in 2005. Net income on a non-GAAP basis was $2.2 million or $0.04 per share for the full year 2006, compared with a non-GAAP net loss of $171,000, or $(0.00) per share, for the full year 2005.

On a GAAP basis, the net loss for the full year 2006, was $4.9 million, or $(0.10) per share, compared to a net loss of $3.9 million, or $(0.08) per share, for the full year 2005.

Recent Announcements

    o Tumbleweed received a SC Magazine Best of 2006 Award in the Anti-Spam category. Tumbleweed's MailGate(R) 5550 product line was selected as a "Recommended" product by SC Magazine editors who recognized the best products reviewed over the course of 2006. SC Magazine described the MailGate Appliance(TM) 5550 as "simple to use but with plenty of power" while providing "a range of powerful anti-spam services behind a deceptively simple interface."
    o Tumbleweed introduced its Adaptive Image Filtering (AIF) technology, specifically designed to combat the ever-increasing amount of image spam. Tumbleweed's Message Protection Lab found as much as 36 percent of all spam was image-based, yet it is not consistently blocked as a result of outdated signature and reputation-based technologies. Tumbleweed's AIF technology analyzes email images using wavelet transform, an image-processing technique that reduces the image to a mathematical formula that represents the structure of the image but allows "fuzzy matching." This image processing takes into account the image-randomizing practices that spammers rely on to circumvent email filters.

Financial Outlook

First Quarter of 2007:

    o The Company currently expects total revenue for the first quarter of 2007 to be between $14.0 million and $15.5 million.
    o Non-GAAP results are currently expected to range from a loss of $700,000 to income of $200,000, or ($0.01) to $0.00 per share.
    o GAAP results are currently expected to range from a net loss of $2.0 million to $1.1 million, or $(0.04) to $(0.02) per share, after including an estimated $900,000 for stock-based compensation and $400,000 for the amortization of intangible assets.
    o Per share amounts are based on an estimated 50.6 million shares outstanding.

Full Year 2007:

    o The Company's currently expects revenue for the full year 2007 to be between $70 million and $75 million.
    o Non-GAAP income for 2007 is currently expected to be in a range of $5.2 million and $7.5 million, or $0.10 to $0.15 per share.
    o Including an estimated $3.5 million for stock-based compensation expense and the amortization of intangible assets of $1.2 million, GAAP income is currently estimated to be $500,000 to $2.8 million, or $0.01 to $0.05 per share.
    o Per share amounts are based on an estimated 51.0 million shares outstanding.

Conference Call Information

Tumbleweed management will host a conference call on Thursday, February 1, 2007 at 2:00 p.m. PST (5:00 p.m. EST) to discuss the fourth quarter and full year 2006 results. The call can be accessed by dialing (800) 218-0713 and giving the company name, "Tumbleweed." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available after 5:00 p.m. PST on February 1, 2006 through February 8, 2007 by dialing (800) 405-2236 and entering pass code 11080171#. The conference call and supplemental financial information will also be available on the investor relations portion of the Tumbleweed website.

Safe Harbor Statement

Tumbleweed cautions that forward-looking statements contained in this press release are based on current plans and expectations, and that a number of factors could cause the actual results to differ materially from the guidance given at this time. These factors are described in the Safe Harbor statement below.

Except for the historical information contained herein, the matters discussed in this press release may constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected, particularly with respect to its expectations about Tumbleweed's financial outlook for the first quarter of 2007 and for the 2007 year as a whole (including estimated revenue and revenue growth, income and earnings per share on both a GAAP and a non-GAAP basis), as well as its beliefs about Tumbleweed's ability to leverage its success and leadership, in addition to its expectation that the transition of its hardware products to a standard product offering will provide increased product performance and customer satisfaction while allowing Tumbleweed to focus on its core expertise. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. For further cautions about the risks of investing in Tumbleweed, we refer you to the documents Tumbleweed files from time to time with the Securities and Exchange Commission, particularly Tumbleweed's Form 10-K filed March 16, 2006 and Form 10-Q filed November 9, 2006, and such filings for the periods referred to above, to be filed subsequently.

Tumbleweed assumes no obligation to update information contained in this press release. Although this release may remain available on Tumbleweed's website or elsewhere, its continued availability does not indicate that Tumbleweed is reaffirming or confirming any of the information contained herein as of a later date.

Non-GAAP Information

The non-GAAP financial information included in this press release is not prepared in accordance with generally accepted accounting principals ("GAAP") as it excludes amortization of intangible assets, stock-based compensation expense, and merger-related and other costs. Management believes that the presentation of non-GAAP information may provide useful information to investors because Tumbleweed has historically provided this information and understands that some investors consider it useful in evaluating Tumbleweed's expenses. Management also uses this non-GAAP information, along with GAAP information, in evaluating Tumbleweed's expenses and to compare Tumbleweed's performance with that of its competitors. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

About Tumbleweed

Tumbleweed Communications (NASDAQ:TMWD), the industry's leading pure play messaging security vendor, provides world-class innovative messaging security solutions for organizations of all sizes. Organizations rely on Tumbleweed's solutions to securely manage their Internet communications, spanning email management to file transfers. Tumbleweed has more than 2,400 customers worldwide, representing industries such as Finance, Healthcare, and the U.S. Government. The world's most security conscious organizations rely upon Tumbleweed technology including Bank of America Securities, JP Morgan Chase & Co., the U.S. Food and Drug Administration, and the U.S. Department of Defense. Our award-winning products build on thirteen years of R&D and 25 security patents in the U.S. alone - many of which are licensed by other security vendors. More information can be found at tumbleweed.com.

For Investor Relations Inquiries:               For Media Relations Inquiries:
Scott Wilson                                    Dan Gould
The Blueshirt Group                             SHIFT Communications
(415) 489-2188                                  (415) 591 - 8428
scott@blueshirtgroup.com                        dgould@shiftcomm.com

or

Tim Conley, SVP Finance and CFO
Tumbleweed Communications Corp.
(650) 216-2000
tim.conley@tumbleweed.com

                                             Tumbleweed Communications Corp.
                                          Condensed Consolidated Balance Sheets
                                                    December 31, 2006
                                                        (in 000s)

                                                                                   12/31/2006           12/31/2005
                                    ASSETS                                         (unaudited)         (unaudited)
                                    ------                                      ------------------  -------------------
CURRENT ASSETS
  Cash and cash equivalents                                                             $  30,511            $  26,952
  Accounts receivable, net                                                                 12,506                9,068
  Other current assets                                                                      1,938                1,311
                                                                                ------------------  -------------------
     TOTAL CURRENT ASSETS                                                                  44,955               37,331
                                                                                ------------------  -------------------

Goodwill                                                                                   48,074               48,074
Intangible assets, net                                                                      1,470                3,978
Property and equipment, net                                                                 1,820                1,076
Other assets                                                                                  612                  645
                                                                                ------------------  -------------------
                TOTAL ASSETS                                                            $  96,931            $  91,104
                                                                                ==================  ===================

                             LIABILITIES & EQUITY
                             --------------------
CURRENT LIABILITIES
  Accounts payable                                                                      $   1,808             $    527
  Accrued liabilities                                                                       7,522                5,661
  Accrued merger-related and other costs                                                       97                  178
  Deferred revenue                                                                         20,003               17,935
                                                                                ------------------  -------------------
     TOTAL CURRENT LIABILITIES                                                             29,430               24,301
                                                                                ------------------  -------------------
LONG TERM LIABILITIES
  Accrued merger-related and other costs, excluding current portion                             -                   55
  Deferred revenue, excluding current portion                                               4,728                5,011
  Other long term liabilities                                                                  63                  123
                                                                                ------------------  -------------------
     TOTAL LONG TERM LIABILITIES                                                            4,791                5,189
                                                                                ------------------  -------------------
     TOTAL LIABILITIES                                                                     34,221               29,490
                                                                                ------------------  -------------------
STOCKHOLDERS' EQUITY
  Common stock                                                                                 51                   50
  Additional paid-in capital                                                              359,238              353,424
  Treasury stock                                                                             (796)                (796)
  Deferred stock compensation expense                                                           -                 (165)
  Accumulated other comprehensive loss                                                         29                   31
  Accumulated deficit                                                                    (295,812)            (290,930)
                                                                                ------------------  -------------------
     TOTAL STOCKHOLDERS' EQUITY                                                            62,710               61,614
                                                                                ------------------  -------------------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                                $  96,931            $  91,104
                                                                                ==================  ===================

                                             Tumbleweed Communications Corp.
                                     Condensed Consolidated Statements of Operations
                                                    December 31, 2006
                                            (in 000s, except per share data)

                                                                  Three Months Ended            Twelve Months Ended
                                                                     December 31,                  December 31,
                                                                     (unaudited)                    (unaudited)
                                                              ---------------------------   ----------------------------
                                                                  2006          2005            2006           2005
                                                              ------------- -------------   -------------  -------------
REVENUES
 Product revenue                                                   $  8,731      $  4,496       $  28,683      $  20,945
 Service revenue                                                      7,597         6,961          29,664         26,103
 Intellectual property and other revenue                                366           361           3,647          2,953
                                                               ------------- -------------   -------------  -------------
  NET REVENUE                                                        16,694        11,818          61,994         50,001
                                                               ------------- -------------   -------------  -------------
COST OF REVENUE
Cost of product revenue (1)                                           1,092           849           4,316          2,597
Provision for excess inventory                                          933             -             933            323
Cost of service revenue (1)                                           1,901         1,395           6,750          5,407
Amortization of intangible assets                                       234           510           1,467          2,040
                                                               ------------- -------------   -------------  -------------
GROSS PROFIT                                                         12,534         9,064          48,528         39,634

OPERATING EXPENSES
 Research and development (1)                                         3,833         2,921          14,836         12,107
 Sales and marketing (1)                                              8,016         6,015          28,002         25,194
 General and administrative (1)                                       2,308         1,576          10,622          6,013
 Amortization of intangible assets                                      204           321           1,041          1,284
 Merger-related and other costs (credits)                                 -             -               -            (96)
                                                               ------------- -------------   -------------  -------------
TOTAL OPERATING EXPENSES                                             14,361        10,833          54,501         44,502
                                                               ------------- -------------   -------------  -------------
OPERATING LOSS                                                       (1,827)       (1,769)         (5,973)        (4,868)
Other income, net                                                       363           327           1,206            982
                                                               ------------- -------------   -------------  -------------
NET LOSS BEFORE TAXES                                                (1,464)       (1,442)         (4,767)        (3,886)
 Provision for income taxes                                              56             -             115             23
                                                               ------------- -------------   -------------  -------------
NET LOSS                                                           $ (1,520)     $ (1,442)      $  (4,882)     $  (3,909)
                                                               ============= =============   =============  =============

BASIC AND DILUTED NET LOSS PER SHARE                               $  (0.03)     $  (0.03)      $   (0.10)     $   (0.08)
                                                               ============= =============   =============  =============

RECONCILIATION TO NON-GAAP NET INCOME (LOSS)
NET LOSS                                                           $ (1,520)     $ (1,442)      $  (4,882)     $  (3,909)
  Stock-based compensation expense                                      840            62           4,605            510
  Amortization of intangible assets                                     438           831           2,508          3,324
  Merger-related and other costs                                          -             -               -            (96)
                                                               ------------- -------------   -------------  -------------
NON-GAAP NET INCOME (LOSS)                                         $   (242)     $   (549)      $   2,231      $    (171)
                                                               ============= =============   =============  =============

NON-GAAP BASIC AND DILUTED NET INCOME (LOSS) PER SHARE             $  (0.00)     $  (0.01)      $    0.04      $   (0.00)
                                                               ============= =============   =============  =============

WEIGHTED AVERAGE SHARES:
   BASIC                                                             50,310        49,243          50,007         48,627
   DILUTED                                                           50,310        49,243          50,007         48,627


(1) Stock-based compensation expense (credit) is classified as follows:

  Cost of product revenue                                          $      3      $      -       $       9      $       -
  Cost of service revenue                                          $     36             1             142              2
  Research and development                                              287            (2)          1,256            219
  Sales and marketing                                                    69            54             569            168
  General and administrative                                            445             9           2,629            121
                                                               ------------- -------------   -------------  -------------
                                                                   $    840      $     62       $   4,605      $     510
                                                               ============= =============   =============  =============
